Wyoming Secretary of State
Herschler Bldg East, Ste.100 & 101

Cheyenne, WY 82002-0020
Ph. 307-777-7311


Decentralized Autonomous Organization Limited
Liability Company Articles of
Organization

I.	The name of the decentralized autonomous organization
limited liability company is:
American CryptoFed DAO LLC

II.	The name and physical address of the registered agent
of the decentralized autonomous organization limited
liability company is:
Hathaway & Kunz, LLP
2515
Warren
Ave
Ste 500
PO Box 1208
Cheyenne, WY 82001

III.	The mailing address of the decentralized autonomous
organization limited liability company is:
1607 Capitol Ave., Suite 327
Cheyenne, WY 82001

IV.	The principal office address of the decentralized
autonomous organization limited liability company is:
1607 Capitol Ave., Suite 327
Cheyenne, WY 82001

V.	The organizer of the decentralized autonomous organization
limited liability company is:
Scott Moeller
1607 Capitol Ave., Suite 327, Cheyenne, WY 82001

Xiaomeng Zhou
1607 Capitol Ave., Suite 327, Cheyenne, WY 82001

Marian Orr
1607 Capitol Ave, Suite 327, Cheyenne, WY 82001


VI.	Additional Article:
This Company is a decentralized autonomous organization. Accordingly, the following notice is statutorily mandated:

NOTICE OF RESTRICTIONS ON DUTIES AND TRANSFERS

The rights of members in a decentralized autonomous
organization may differ materially from the rights of
members in other limited liability companies. The
Wyoming Decentralized Autonomous Organization
Supplement, underlying smart contracts, articles of
organization and operating agreement, if applicable,
of a decentralized autonomous organization may define,
reduce or eliminate fiduciary duties and may restrict
transfer of ownership interests, withdrawal or
resignation from the decentralized autonomous
organization, return of capital contributions and
dissolution of the decentralized autonomous
organization.
VII.	Additional Article:
This Company is managed by members with the possible use of
algorithmic and/or smart contract protocols as set forth in
the applicable smart contracts, operating
agreement, and other internal governance documents.
VIII.	Additional Article:
The publicly available identifiers of any smart contracts directly used to manage, facilitate or operate this decentralized autonomous organization are as follows: blockexplorer.americancryptofed.org. The underlying smart contracts used by the Company are able to be updated, modified or otherwise upgraded.

Signature:	Scott Moeller
Date:
07/01/2021
Print Name:	Scott Moeller

Title:	Organizer

Email:	mkaufman@hkwyolaw.com

Daytime Phone #:	(307) 634-7723


Wyoming Secretary of State
Herschler Bldg East, Ste.100 & 101

Cheyenne, WY 82002-0020
Ph. 307-777-7311


   I am the person whose signature appears on the filing; that I am authorized to file these documents on behalf of the business entity to which they pertain; and that the information I am submitting is true and correct to the best of my knowledge.
   I am filing in accordance with the provisions of the Wyoming Limited Liability Company Act, (W.S. 17-29-101 through 17-29-1105) and Registered Offices and Agents Act (W.S. 17-28-101 through 17-28-111).
   I understand that the information submitted electronically by me will be used to generate Articles of Organization that will be filed with the Wyoming Secretary of State.
   I intend and agree that the electronic submission of the information set forth herein constitutes my signature for this filing.
   I have conducted the appropriate name searches to ensure compliance with W.S. 17-16-401.

   I consent on behalf of the business entity to accept electronic service of process at the email address provided with Article IV, Principal Office Address, under the circumstances specified in W.S. 17-28-104(e).

Notice Regarding False Filings: Filing a false document could result in criminal penalty and prosecution pursuant to W.S.
6-5-308.


   I acknowledge having read W.S. 6-5-308.



Filer is:

An Individual


Filer Information:
By submitting this form I agree and accept this electronic
filing as legal submission of my Articles of Organization.
Signature:	Scott Moeller	Date:
07/01/2021
Print Name:	Scott Moeller
Title:	Organizer
Email:	mkaufman@hkwyolaw.com
Daytime Phone #:	(307) 634-7723


Wyoming Secretary of State
Herschler Bldg East, Ste.100 & 101

Cheyenne, WY 82002-0020
Ph. 307-777-7311





Consent to Appointment by
Registered Agent


      Hathaway & Kunz, LLP, whose registered office is located at 2515 Warren Ave Ste 500, PO Box 1208, Cheyenne, WY 82001, voluntarily consented to serve as the registered agent for American CryptoFed DAO LLC and has certified they are in compliance with the requirements of W.S. 17-28-101 through W.S. 17-28-111.

      I have obtained a signed and dated statement by the registered agent in which they voluntarily consent to appointment for this entity.



Signature:	Scott Moeller
Date:
07/01/2021
Print Name:	Scott Moeller

Title:	Organizer

Email:	mkaufman@hkwyolaw.com

Daytime Phone #:	(307) 634-7723


STATE OF WYOMING
Office of the Secretary of
State


      I, EDWARD A. BUCHANAN, Secretary of State of the State of Wyoming, do hereby certify that the filing requirements for the issuance of this certificate have been fulfilled.



CERTIFICATE OF ORGANIZATION

American CryptoFed DAO LLC


      I have affixed hereto the Great Seal of the State of Wyoming and duly executed this official certificate at Cheyenne, Wyoming on this 1st day of July, 2021 at 12:11 AM.











Remainder intentionally left
blank.










Secretary of State






Filed
Date:
07/01/2
021


Filed

Online

By:

Scott Moeller on:

07/01/2021